Exhibit 99.2

          Attachment to Form 3 in accordance with instruction 5(b)(v).

                         FORM 3 JOINT FILER INFORMATION

   Name and Address:                        Paul Touradji
                                            101 Park Avenue, 48th Floor
                                            New York, NY 10178

   Date of Event Requiring Statement:       June 28, 2006
   Issuer and Ticker Symbol:                Aventine Renewable Energy, Inc.(AVR)
   Relationship to Issuer:                  10% Owner

   TABLE I INFORMATION
   Title of Security:                       Common Stock
   Amount of Securities Beneficially Owned: 4,227,364
   Ownership Form:                          I
   Nature of Indirect Beneficial Ownership: (1)



   Signature:                     /s/ Paul Touradji               June 28, 2006
                                  -------------------------       -------------
                                  Paul Touradji                   Date